                                                                    Exhibit 10.1

                       SELECTIVE SHARE BUY-BACK AGREEMENT

THIS AGREEMENT is made on the 13th day of November 2006

AMONG: VITAL DIAGNOSTICS PTY LIMITED ACN 003 153 286 with a registered office at Suite 3, 13 Bridge Street, Epping NSW 2121 ("COMPANY")

AND: CLINICAL DATA B.V. of 24 Kanaallweg 6951 KL Dieren, The Netherlands ("SHAREHOLDER")

(COMPANY AND SHAREHOLDER COLLECTIVELY REFERRED TO HEREIN AS THE "PARTIES")

AND: CLINICAL DATA, INC. of One Gateway Center, Suite 702, Newton, MA, USA ("CDI"), with respect to and limited to Section 4.4,
          Section 6, and Section 7 only.

RECITALS

A.    The Shareholder is the legal and registered owner of the Shares.

B. The parties agree that the Company will conduct the Buy-back according to the terms and conditions set out in this agreement.

OPERATIVE PROVISIONS

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this agreement, including the recitals, unless contrary to or inconsistent with the context:

      "BUSINESS DAY" means a day on which banks are open for business in New South Wales excluding a Saturday, Sunday or public holiday.

      "BUY-BACK" means the share buy-back to be conducted by the Company pursuant to the Buy-back Law pursuant to which the Shares are to be bought back by the Company and cancelled.

      "BUY-BACK LAW" means the requirements in relation to share buybacks under Division 2 of Part 2J.1 of the Corporations Act, 2001.

      "COMPLETION" means the completion of the transfer and cancellation of the Shares pursuant to the Buy-back.

      "COMPLETION DATE" means, provided the Conditions Precedent have been satisfied or waived, 13 November 2006 or any other date to which the parties mutually agree.

      "CONDITIONS PRECEDENT" means the conditions precedent set out in clause
      2.1.

      "DISTRIBUTION AGREEMENT" means the amended and restated distribution agreement between the Company and Electa Lab, s.r.l. dated as of the Completion Date whereby the Company will have the right to purchase and distribute the product lines of Electa Lab pursuant to the terms thereof.

      "ENCUMBRANCE" means:

      (a) any right, interest, power or arrangement in relation to property or an asset which provides security for any debt, obligation or liability;

      (b) any restrictive or positive covenant, equity, interest, set-off, lease, licence or assignment; or

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      (c)   any other interest in or over an interest in any asset, including but not limited to under any statute.

      "END DATE" means 13 November 2006 or such further date agreed to between the parties.

      "GOVERNMENTAL AUTHORITY" means any federal, state, local, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case having jurisdiction over the applicable matter.

      "PURCHASE PRICE" means a total of USD1,500,000.00 (being approximately USD7.3376543 per Share).

      "SHARES" means the 204,425 ordinary shares in the capital of the Company held by the Shareholder immediately prior to Completion.

      "USD" means the lawful currency of the United States of America.

1.2   INTERPRETATION

      In this agreement, including the recitals, unless contrary to or inconsistent with the context:

      (a)   words importing:

            (i)   the singular include the plural and vice versa; and

            (ii)  a gender includes every other gender;

      (b) a reference to a party or person includes a reference to that party or person, its successors, substitutes (including, but not limited to, a party or person taking by novation), executors, administrators and assigns;

      (c) a reference to any thing or matter is a reference to the whole and any part of it;

      (d)   the word "person" includes a corporation and vice versa;

      (e) a reference to a group of persons or parties is a reference to any two or more of them jointly and to each of them individually;

      (f) a covenant, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

      (g) a covenant, representation or warranty on the part of two or more persons binds them jointly and severally;

      (h) a reference to this agreement or other document includes any variation, novation or replacement of or supplement to any of them from time to time;

      (i) a reference to a clause means a reference to a clause of this agreement;

      (j) where any clause contains sub-clauses, paragraphs or sub-paragraphs, each sub-clause, paragraph and sub-paragraph however called will be read and construed separately and independently of each other;

      (k) a reference to a document includes any agreement in writing, certificate, notice or other instruction of any kind;

      (l) "writing" and related expressions includes all means of reproducing words in a tangible and permanently visible form; and

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      (m)   headings are inserted for guidance only and do not affect the interpretation of this agreement.

2.    CONDITIONS

2.1   CONDITIONS PRECEDENT TO COMPLETION

      The obligations of the parties under this agreement (except for the obligations under this clause 2.1) are subject to the prior satisfaction of the following conditions precedent:

      (a) the shareholders of the Company passing a valid resolution approving the terms of this agreement in accordance with the Buy-back law;

      (b) each of the parties to the Distribution Agreement having delivered an executed counterpart of the Distribution Agreement to each other; and

      (c) the Company being satisfied that New River Management IV, LP ("NRM") will subscribe for a convertible note of the Company for consideration of USD1,500,000 in cash pursuant to the terms of a convertible promissory note in a form acceptable to the Company and NRM.

2.2   SATISFACTION AND NOTIFICATION OF CONDITIONS PRECEDENT

      (a) The parties must use their reasonable endeavours to procure the satisfaction of the Conditions Precedent.

      (b) The Company and the Shareholder must give each other immediate notice in writing upon becoming aware that a Condition Precedent has not been satisfied.

2.3   TERMINATION ON FAILURE OF CONDITION PRECEDENT

      If the Conditions Precedent are not satisfied or waived by the relevant party on or before the End Date then either party may terminate this agreement by notice in writing to the other party.

2.4   CONSEQUENCES

      On termination under clause 2.3, this agreement will be deemed to be rescinded from the start and to be of no further effect.

3.    AGREEMENT TO BUYBACK AND CANCEL THE SHARES; PURCHASE PRICE
      CHARACTERIZATION

3.1 The Shareholder agrees that it will transfer the Shares to the Company for the Purchase Price free of any Encumbrances and the Company agrees that it will buy back from the Shareholder and cancel the Shares as set out in this agreement.

3.2 The parties agree that the proceeds for the Buy-back should correctly be characterized for Australian income tax purposes as a return of capital in the aggregate amount of AUD204,425 and the balance of the proceeds as a franked dividend.

4.    COMPLETION

4.1   BUY-BACK

      Completion of the Buy-back will occur at the Company's office at 11 am on the Completion Date or such other time and place as agreed between the parties.

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4.2   ACTIONS OF THE SHAREHOLDER AT COMPLETION

      On or before Completion, the Shareholder must deliver or cause to be delivered to the Company:

      (a) the share certificates in respect of the Shares, or if the share certificates have been lost or destroyed, a statement in writing signed by a director of the Shareholder stating:

            (i)   that the share certificates have been lost or destroyed;

            (ii) that the share certificates have not been pledged, sold or otherwise disposed of;

            (iii) if the share certificates have been lost, that a proper search has been made; and

            (iv) that the Shareholder undertakes to deliver the share certificates to the Company if they are subsequently found;

      (b) instruments of transfer of the Shares duly executed in favour of the Company by the Shareholder in registrable form; and

      (c)   an executed counterpart of the Distribution Agreement.

4.3   ACTIONS OF THE COMPANY AT COMPLETION

      At Completion the Company must:

      (a)   register the transfer of the Shares and cancel the Shares;

      (b)   pay the Purchase Price to the Shareholder in cleared funds; and

      (c) deliver to the Shareholder an executed counterpart of the Distribution Agreement.

4.4   LICENSE OF VITAL DIAGNOSTICS TRADEMARK AT COMPLETION

      (a) CDI hereby grants to Company a non-exclusive license to use the trademark and trade name "Vital Diagnostics" in Australia, New Zealand and New Guinea, and not elsewhere, in connection with clinical laboratory instrumentation, reagents, and assays or other related goods purchased by Company from CDI or from companies or persons associated and affiliated with CDI or with the consent of CDI from other parties ("Products"), and Company must ensure that the trademark is used in connection with the Products and that the Products and its uses of the trademark always comply with such rules, quality standards and specifications as are prescribed from time to time by CDI. Company must not apply to register said trademark or any trademark incorporating or being substantially identical with or deceptively similar to said trademark in Australia, New Zealand, New Guinea or elsewhere without the prior written consent of CDI and any such application and registration resulting therefrom shall belong to CDI. Company hereby irrevocably appoints CDI as its attorney to execute any and all documents necessary to assign any such application or registration to CDI and otherwise to vest all right and title to and interest in any such application or registration in CDI.

      (b) CDI may terminate the license at any time by written notice to Company if Company breaches the requirements outlined in (a) above and fails to remedy such breach within 60 days of written notice from CDI specifying the breach and requiring it to be remedied within 60 days or Company commits repeated material breaches of the requirements outlined in (a) above or if Company goes into liquidation (whether voluntary or compulsory) or becomes insolvent.

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5.    WARRANTIES

5.1   WARRANTIES BY THE SHAREHOLDER

      The Shareholder warrants and represents to the Company as at that date of this agreement and at Completion that:

      (a) the Shareholder is a company duly formed, validly existing and in good standing under the laws of The Netherlands;

      (b) the Shareholder has full power and authority to execute and deliver this agreement and to perform its obligations hereunder;

      (c) this agreement has been duly and validly executed and delivered by the Shareholder and constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions;

      (d) no consent of any other person, and no notice to, filing or registration with, or consent, approval or authorization of, any court or Governmental Authority, regulatory or self-regulatory agency or any other third party is necessary or is required to be made or obtained by the Shareholder, in connection with the execution and delivery of this agreement or the consummation of the transactions contemplated hereby;

      (e) neither the execution and the delivery of this agreement, nor the consummation of the transactions contemplated hereby, will :

            (i) violate the organizational documents of the Shareholder or any law, rule, regulation, judgment, order or decree to which the Shareholder is subject;

            (ii) violate any contract, lease, license, instrument or other legally binding arrangement or agreement to which the Shareholder is a party or by which the Shareholder is bound;

            (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other legally binding arrangement or agreement to which the Shareholder is a party or by which it is bound or to which any of its assets is subject;

      (f) the Shareholder holds of record and owns beneficially the Shares, free and clear of any restrictions on transfer (other than restrictions under applicable securities laws) and Encumbrances and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to all such Shares free and clear of all Encumbrances will be transferred to the Company, and such Shares shall be validly issued, fully paid and nonassessable;

      (g) the Shares represent 92.5% of the issued and outstanding shares of the Company;

      (h) there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of the Shareholder, proposed or threatened that seeks restraint, prohibition, damages or other relief in connection with this agreement or the consummation of the transactions contemplated hereby or that otherwise might impair the Shares; and

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      (i)   the Shareholder is not committed to any liability for any brokers'
            or finders' fees or any similar fees in connection with the transactions contemplated hereby, and the Shareholder has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this agreement.

5.2   WARRANTIES BY THE COMPANY

      The Company warrants and represents to the Shareholder as at that date of this agreement and at Completion that:

      (a) the Company is a company duly formed, validly existing and in good standing under the laws of Australia;

      (b) the Company has full power and authority to execute and deliver this agreement and to perform its obligations hereunder

      (c) this agreement has been duly and validly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions;

      (d) no consent of any other person, and no notice to, filing or registration with, or consent, approval or authorization of, any court or Governmental Authority, regulatory or self-regulatory agency or any other third party is necessary or is required to be made or obtained by the Company, in connection with the execution and delivery of this agreement or the consummation of the transactions contemplated hereby other than the Notice 484 to be filed by the Company with the ASIC.

      (e) neither the execution and the delivery of this agreement, nor the consummation of the transactions contemplated hereby, will:

            (i) violate any law, rule, regulation, judgment, order or decree to which the Company is subject;

            (ii) violate any contract, lease, license, instrument or other legally binding arrangement or agreement to which the Company is a party or by which the Company is bound; or

            (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other legally binding arrangement or agreement to which the Company is a party or by which it is bound or to which any of its assets is subject;

      (f) there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of the Company, proposed or threatened that seeks restraint, prohibition, damages or other relief in connection with this agreement or the consummation of the transactions contemplated hereby;

      (g) the Company is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated hereby, and the Company has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this agreement.

                                       6
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6.    INDEMNITIES

6.1   INDEMNITY BY THE SHAREHOLDER

      The Shareholder hereby indemnifies and holds the Company and its directors, officers, members and affiliates (collectively, the "COMPANY INDEMNIFIED PARTIES") harmless from and against, and agrees to defend promptly the Company Indemnified Parties from and reimburse the Company Indemnified Parties for, any and all losses, liabilities, claims, damages (including incidental and consequential damages), costs, expenses (including costs of investigation and defense and reasonable attorneys' fees) and obligations (hereinafter referred to collectively as "LOSSES") that the Company Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

      (a) any breach or inaccuracy of any of the representations and warranties made by the Shareholder in this agreement; and

      (b) any failure of the Shareholder to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this agreement or under any of the instruments delivered by the Shareholder pursuant to this agreement.

      CDI guarantees the obligation of the Shareholder as set forth in this
      Section 6.1 to the extent the Shareholder is no longer in existence or is no longer an affiliate of CDI, or if the Shareholder does not have sufficient assets to fulfil its obligations under this Section 6.1.

6.2   INDEMNITY BY THE COMPANY

      The Company hereby indemnifies and holds the Shareholder, CDI, their respective directors, officers, members and affiliates (collectively, the "Shareholder Indemnified Parties") harmless from and against, and agrees to defend promptly the Shareholder Indemnified Parties from and reimburse the Shareholder Indemnified Parties for, any and all Losses that the Shareholder may at any time suffer or incur, or become subject to, as a result of or in connection with:

      (a) any breach or inaccuracy of any of the representations and warranties made by the Company in this agreement; and

      (b) any failure of the Company to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this agreement or under any of the instruments delivered by the Company pursuant to this agreement.

7.    FURTHER ASSURANCE/COOPERATION/VITALDIAGNOSTICS.COM URL

      (a) Each party must promptly at its cost do all things (including executing and if necessary delivering all documents) necessary or desirable to give full effect to the Buy-back and this agreement. After the Completion Date, the Company shall fully cooperate with, and deliver all necessary documents as requested by, the Shareholder or Clinical Data, Inc., the Shareholder's parent company, in order that the Shareholder may promptly comply with and file any necessary financial reporting, tax, governmental, or similar inquiries or requirements. No later than November 30, 2006, the Company shall deliver financial statements for the periods of July 1, 2006 through the Completion Date and April 1, 2006 through the Completion Date to Clinical Data, Inc. at One Gateway Center, Suite 702, Newton, MA, USA, 02458, Attn: Chief Financial Officer.

      (b) In the event of a change of control whereby CDI is no longer the ultimate parent company of an entity in its "Vital Diagnostics" division (including the Shareholder, Spectronetics, N.V., Vital Scientific, N.V., NovaChem, B.V., or Electa Lab s.r.l.), the Company shall, upon no less than six (6) months' prior written notice from CDI, transfer ownership, or

                                       7
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            arrange for the transfer of ownership, of the vitaldiagnostics.com
            URL to CDI or an entity designated by CDI. Furthermore, the Company shall, at Completion, prominently display a message on the front page of the Company's vitaldiagnostics.com web site indicating that the Company is no longer a subsidiary of CDI or an affiliate of any of CDI's subsidiaries, and shall remove any reference currently on the vitaldiagnostics.com web site (including, without limitation, in the "About Us" section) otherwise indicating that the Company is affiliated with CDI or its subsidiaries. The Company shall also prominently display a message on the front page of the Company's vitaldiagnostics.com web site directing visitors to http://www.clda.com/vitaldiagnostics/index.cfm in the event that they are trying to reach CDI or its subsidiaries or affiliates.

8.    COSTS

      Each party will pay their legal and other costs in relation to the preparation, execution, completion and carrying into effect of the Buy-back and this agreement.

9.    VARIATION

      A variation of any term of this agreement must be in writing and signed by the parties to be binding.

10.   WAIVER

10.1 Waiver of a breach or a right of election arising from a breach of this agreement must be in writing and signed by the party granting the waiver.

10.2 A breach or a right of election arising from a breach of this agreement is not waived by a failure to or delay in exercise, or partial exercise, of that right of election or any other right.

11.   NOTICES

11.1  Any notice to be given to one party by another under this agreement:

      (a) must be in legible writing and in English addressed to the party's address, as follows:

                     (i) if to the Company:

                     Vital Diagnostics Pty Limited

                     Suite 3, 13 Bridge Street,

                     Epping NSW 2121

                     Attention:  Adrian Tennyenhuis

                     Facsimile: 0_ 2 98996303

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                     (ii) if to the Shareholder:

                     Clinical Data B.V.

                     c/o Clinical Data, Inc.

                     One Gateway Center, Suite 702

                     Newton, MA 02458

                     Attention:   Associate General Counsel

                     Facsimile:   617.965.0445

                     (iii) if to CDI:

                     Clinical Data, Inc.

                     One Gateway Center, Suite 702

                     Newton, MA 02458

                     Attention:  Associate General Counsel

                     Facsimile:  617.965.0445;

      (b) must be sent to the recipient by personal or courier hand delivery, by prepaid ordinary post or by facsimile;

      (c) must be signed by a duly authorised officer or under the common seal of the sender;

      (d) is regarded as being given by the sender and received by the recipient:

            (i)   if by delivery in person, when delivered to the recipient;

            (ii) if by post, three (3) Business Days from and including the date of postage; or

            (iii) if by facsimile transmission, whether or not legibly received, when the machine from which the facsimile is sent generates a transmission report confirming that all pages of the notice have been sent to the recipient's facsimile number; and

      (e) may be relied upon by the recipient and the recipient is not liable to the other party for any consequences of that reliance if the recipient reasonably believes the notice to be genuine, correct and authorised by the sender.

11.2  DEEMED SERVICE

      If a notice is received by facsimile on a day which is not a Business Day or after 5.00 pm on a Business Day, that notice is regarded as received at
      9.00 am on the following Business Day.

12.   GOVERNING LAW AND JURISDICTION

      This agreement is governed by the laws of New South Wales. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the New South Wales courts and courts of appeal from them.

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13.   SEVERANCE

      Any provision of this agreement which is or becomes void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

14.   COUNTERPARTS

      This agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

15.   ENTIRE AGREEMENT

      This agreement constitutes the entire agreement and understanding between the parties and everything connected with the subject matter of this agreement and supersedes any prior agreement or understanding on anything connected with that subject matter.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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SIGNED as an AGREEMENT

SIGNED by                                      )
VITAL DIAGNOSTICS PTY                          )
LIMITED ACN 003 153 286                        )
in accordance with section 127 of the          )
Corporations Act 2001:                         )
                                               )
                                               )
                                               )
                                               )
                                               )
/s/ Adrian Tennyenhuis                         )    /s/ Adrian Tennyenhuis
--------------------------------               )    ----------------------------
Signature of Director/Secretary                )    Signature of Director
                                               )
Adrian Tennyenhuis                             )    Adrian Tennyenhuis
--------------------------------               )    ----------------------------
Name of Director/Secretary                          Name of Director

SIGNED  by  CLINICAL  DATA                     )
B.V.  in  accordance with its constituent      )
documents by:                                  )
                                               )
/s/ Mark S. Levine                             )    /s/ Caesar J. Belbel
--------------------------------               )    ----------------------------
Witness                                        )    Caesar J. Belbel
                                               )    Managing Director
Mark S. Levine                                 )
--------------------------------               )
Name (printed)

SIGNED by CLINICAL  DATA,                      )
INC. with respect to Section 4.4, 6, and       )
Section 7 only  in accordance with its         )
constituent documents by:                      )
                                               )
/s/ Mark S. Levine                             )    /s/ Caesar J. Belbel
--------------------------------               )    ----------------------------
Witness                                        )    Caesar J. Belbel
                                               )    Executive  Vice   President,
                                               )    Chief  Legal
                                               )    Officer, and Secretary
Mark S. Levine
--------------------------------
Name (printed)

                                       11
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                       SELECTIVE SHARE BUY-BACK AGREEMENT

                             DATED 13 November 2006

                                      AMONG

                          VITAL DIAGNOSTICS PTY LIMITED
                                 ACN 003 153 286

                                       AND

                               CLINICAL DATA B.V.

                                       AND

                               CLINICAL DATA, INC.
      (CLINICAL DATA, INC. AS A PARTY TO THE AGREEMENT WITH RESPECT TO AND
                     LIMITED TO SECTIONS 4.4, 6, AND 7 ONLY)

                              [CLINICAL DATA LOGO]

               Level 8 Angel Place 123 Pitt Street Sydney NSW 2000
                    GPO Box 983 Sydney NSW 2001 DX 101 Sydney
                      Tel 61 2 8233 9500 Fax 61 2 8233 9555
                                www.daslaw.com.au

                                       12
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                                Ref: JPR:7777777

                                TABLE OF CONTENTS

1. DEFINITIONS AND INTERPRETATION                        1

2. CONDITIONS                                            3

3. AGREEMENT TO BUYBACK AND CANCEL THE SHARES            3

4. COMPLETION                                            3

5. WARRANTIES                                            5

6. INDEMNITIES                                           7

7. FURTHER ASSURANCE/COOPERATION                         7

8. COSTS                                                 8

9. VARIATION                                             8

10. WAIVER                                               8

11. NOTICES                                              8

12. GOVERNING LAW AND JURISDICTION                       9

13. SEVERANCE                                           10

14. COUNTERPARTS                                        10

15. ENTIRE AGREEMENT                                    10